Exhibit 99.4

CONSENT AND WAIVER AGREEMENT

This CONSENT AND WAIVER AGREEMENT (this “Agreement”), dated as of December 21, 2016, is entered into by and between Apollo Medical Holdings, Inc., a Delaware corporation (the “Parent”) and Network Medical Management, Inc., a California corporation (the “Company”).

Recitals

WHEREAS, the Parent and the Company entered into that certain Securities Purchase Agreement, dated October 14, 2015, pursuant to which the Company purchased 1,111,111 shares of Series A Preferred Stock of the Parent;

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Apollo Acquisition Corp., a California corporation and wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation, upon the terms and subject to the conditions set forth therein (the “Merger”); and

WHEREAS, in conjunction with the Merger, the Company agreed to relinquish its right to redeem the Series A Preferred Stock pursuant to the terms of Section 6 (Redemption Rights) of the Parent’s Amended and Restated Certificate of Designation dated March 28, 2016 (the “A&R Certificate of Designation”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Waiver. The Company hereby waives its right to redeem its 1,111,111 shares of Series A Preferred Stock pursuant to Section 6 (Redemption Rights) of the Parent’s A&R Certificate of Designation.

2. Consent. The Company hereby consents to and approves the amendment of the A&R Certificate of Designation in substantially the form attached hereto as Exhibit A; provided, however, that the officers of the Company are authorized to make such final changes thereto as they may deem necessary or appropriate with the advice of counsel.

3. Further Assurances. Each of the parties to this Agreement agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such further consents, as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Agreement.

4. Successors and Assigns; Governing Law; Counterparts; Amendments. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws, other than the law of conflicts, of the State of Delaware. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute a single instrument. This Agreement may not be amended without the written consent of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

APOLLO MEDICAL HOLDINGS, INC.

By:	/s/ Warren Hosseinion, M.D.
Name: Warren Hosseinion, M.D.
Its: Chief Executive Officer

NETWORK MEDICAL MANAGEMENT, INC.

By:	/s/ Thomas S. Lam, M.D.
Name: Thomas S. Lam, M.D.
Its: Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

APOLLO MEDICAL HOLDINGS, INC.

Apollo Medical Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:             The name of the Corporation is Apollo Medical Holdings, Inc. This Certificate of Amendment amends the Corporation’s Restated Certificate of Incorporation filed on January 16, 2015, and amended on April 24, 2015, October 16, 2015 and March 28, 2016.

SECOND:        That Section 6 of Series A Convertible Preferred Stock is hereby deleted in its entirety.

THIRD:            This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this 21st day of December 2016.

APOLLO MEDICAL HOLDINGS, INC.,
a Delaware corporation

By: /s/ Warren Hosseinion
Warren Hosseinion, M.D., Chief Executive Officer